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                                                                    Exhibit 10.7
                   PROFESSIONAL PERSONNEL SERVICES AGREEMENT


     THIS PROFESSIONAL PERSONNEL SERVICES AGREEMENT (the "Agreement") is made the 11th day of December, 1998, by and between Medical Advisory Systems, Inc., a Delaware corporation, with an address of 8050 Southern Maryland Boulevard, Owings, Maryland 20736 (the "Provider") and Hall & Amdoc Associates, P.A., a Maryland professional corporation with an address of 8050 Southern Maryland Blvd., Owings, Maryland 20736(the "Physician").


RECITALS

     A. Physician is a physician or a physicians' group comprised of licensed physicians, which engages other licensed physicians and health care providers to provide medical information and assistance to service providers of same.

     B. Provider is engaged in the business of providing medical information and assistance to clients and third-party assistance providers (the "Services"), as more fully described on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time.

     C. Physician and Provider wish to enter into an agreement whereby Physician shall furnish Services to Provider.

     NOW, THEREFORE, Provider and the Physician, for and in consideration of the mutual covenants and agreements set forth herein, do hereby agree as follows:


     GOVERNING TERMS

     This Agreement and the attached Exhibit A, as may be amended from time to time, constitute the sole, exclusive and entire agreement between Physician and Provider. Any modifications must be in writing and signed by both parties. This Agreement and the attached Exhibit A shall control in the event of any inconsistency in any document referred to or incorporated herein, or provided by Provider.

     SCOPE OF SERVICES

     Physician agrees to perform all Services described in Exhibit A attached hereto and made a part hereof. No change or increase in the Scope of Services shall be valid unless agreed to in writing by Physician and Provider in advance of performance of the Services.

     PERFORMANCE; TIME FOR PERFORMANCE

     Physician is retained to provide Services for and on behalf of Provider in

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     accordance with the terms of this Agreement, the attached Exhibit A hereto and the policies and procedures reasonably adopted from time to time by Provider. In connection with the performance of Services, Physician agrees to complete such time records, reports and documents as may be reasonably required by Provider from time to time. Additionally, Physician agrees to provide such other ancillary and related services as reasonably requested by Provider from time to time during the term of this Agreement. Physician shall provide Services at the office of Provider, on a day or days of the week as assigned by Provider.

     MATERIALS, EQUIPMENT AND LABOR

     Provider undertakes and agrees to furnish to Physician all supplies, materials and related equipment necessary to complete the required Services.

     PAYMENTS

     Provider shall pay Physician the agreed amount for Services rendered and in accordance with the terms set forth in Exhibit A. Physician shall submit invoices weekly and such invoices shall be paid by Provider within 7 days of receipt thereof.

     DISCLAIMER

     The parties understand that the medical personnel who shall provide Services as referenced herein, are not agents or employees of Physician, but are independently licensed and insured contractors. It is understood that Physician does not have any control over the judgement exercised by any of these independent medical contractors and shares no liability for same.

     FORCE MAJEURE

     If either party is prevented in whole or in part from performing its obligations under this Agreement by unforeseeable events or causes beyond its control and without its fault or negligence, then during the course of such event or cause the party so prevented shall be excused from whatever performance is affected by such event or cause; provided that such party provides prompt written notice to the other party of such condition. The acts or events of force majeure include, but are not limited to acts of God, unusually severe weather, labor disputes, fires, riots, civil commotion, acts of federal, state or local governmental authorities, and acts of war.

     SUBCONTRACTS

     Physician shall require each subcontractor to adhere to the terms and conditions of this Agreement and all applicable policies and procedures. Nothing herein shall be deemed to create a contractual relationship between any such SUBCONTRACTOR and Provider.

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     ASSIGNMENT

     Neither party shall assign this Agreement in whole or in part without the prior written consent of the other party.

     RESPONSIBILITIES OF PROVIDER

     Provider shall furnish Physician with physical and administrative assistance and support as reasonably required in Physician's performance of Physician's obligations hereunder, including (1) office facilities, (2) technical assistance, (3) supplies and equipment, (4) reception and telephone answering services, (5) stationery and office supplies, (6) resource library facilities, and (7) parking facilities. Provider shall reimburse Physician for the cost of professional liability insurance and workers' compensation insurance related to the provision of Services. Provider shall be responsible for billing and the collection of all fees for Services from clients and third-party providers. Physician shall adopt and maintain commercial reasonable procedures for recording Services rendered as directed by Provider from time to time.

     LICENSES AND PERMITS

     Physician shall secure and maintain at all time during the term of this Agreement any and all licenses and permits as shall be necessary to render the Services to be performed by Physician under this Agreement. Each physician or health care provider subcontractor shall at all times while engaged by Physician to provide Services hereunder have and maintain a professional license to practice medicine in one of the states of the United States of America.

     CONFIDENTIALITY AND  CONFLICTS OF INTEREST

     Each of Physician and Provider agrees to hold in strict confidence any and all information provided by the other party in the course of rendering the Services. (the "Information"). This section shall not apply to any Information or portions of such Information which (a) are or become generally available to the public other than as a result of a disclosure by the other party, or (b) becomes available on a non-confidential basis from a source other than the other party, or (c) is the subject of a written release letter provided by the other party. If there is reasonable doubt about the confidential status of any information, Physician or Provider must inquire with the other party in writing as to such information.


     RESPONSIBILITY OF PHYSICIAN AND ITS PERSONNEL

     Physician shall at all times enforce strict discipline and good order among its subcontractors that enter Provider's offices, and shall not knowingly engage any unfit or untrained person or anyone not skilled in the work assigned to him. Provider may require changes in personnel assigned to perform services on Provider's site when, in Provider's opinion, Physician's work is not being performed timely or satisfactorily.

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     INSURANCE

     Physician shall, for the mutual protection and benefit of both Physician and Provider, procure and maintain in full force and effect at all times during the performance of the Services policies of insurance issued by carriers acceptable to the Provider which afford the following coverages:

     a.   Workers' Compensation                        -    Statutory
     b.   Professional Liability Insurance             -    Not less than
                                                            $1,000,000

     Physician hereby agrees to deliver to Provider a Certificate(s) of Insurance evidencing the above coverage with limits not less than those specified above.

     INDEMNIFICATION

     Each of Physician and Provider agrees to indemnify, defend and hold harmless the other from and against all claims, suits or demands of any kind and description, and from and against all alleged or actual damages, loss, fines or penalties which the other party's property may sustain, incur, suffer or receive and which arise or allegedly arise in whole from the other party's performance under this Agreement or from any other
     conduct, actions or inactions by the other party.   Provider shall
     indemnify Physician for any costs, penalties or interest related to an adverse determination as to the independent contractor status of Physician's subcontractors. The parties agree that any contractual indemnification of Provider by a Client of Provider is intended to pass through to Physician for Services provided to said Client.

     RIGHT TO TERMINATE AGREEMENT

          Termination For Cause.

     Provider may terminate or cancel this Agreement in whole or in part for cause if: (1) Physician's performance does not conform to Provider's obligation under the terms of this Agreement; (2) Physician fails to timely and satisfactorily provide its Services to Provider. Where a basis for termination exists, Provider will give Physician written notice specifying Physician's deficiencies. Physician will have seven (7) days of the date of Physician's receipt of written notice to correct stated deficiencies. Should deficiencies not be corrected, Provider may terminate this Agreement for cause. Any notice of termination shall specify the extent to which performance under the Agreement is terminated, and the effective termination date. Provider shall pay Physician for performance received, approved and accepted by Provider prior to the effective date of termination.

          Termination For Convenience (Without Cause).

     Physician or Provider may, by written notice, terminate or cancel this Agreement upon sixty (60) days written notice to the other party and for any reason. In the

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     event this Agreement is terminated for convenience or canceled, Physician shall be entitled to recover the balance due on the Agreement for the Services received, approved and accepted by Provider up through the date of termination.

     DISPUTES:

     Any dispute arising out of, or in connection with, this Agreement shall first be subject to mediation administered by the American Arbitration Association. Any dispute which cannot be amicably settled through mediation between the parties shall be finally settled by arbitration under the Rules of Commercial Arbitration of the American Arbitration Association. A demand for arbitration may be made as soon as it becomes apparent that the matter cannot be settled through mediation. The mediation or arbitration shall take place at a mutually convenient location in the city closest to Physician's facility. The resulting decision of the arbitrators shall be final and binding on the parties. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction thereof. No request or demand for mediation or arbitration shall be made after the date on which the applicable statute of limitations would expire.

     GOVERNING LAW:

     This Agreement, including performance and all disputes hereunder, shall be governed by the laws of the state of Maryland.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WITNESS:                            PHYSICIAN:
                                    Hall and AmDoc Associates, Inc.,
                                    a Maryland professional corporation

                                    By: /s/ Thomas M. Hall, M.D., M.I.M.
____________________                    ---------------------------------
                                    Thomas M. Hall, M.D., M.I.M., President


WITNESS:                            PROVIDER:
                                    Medical Advisory Systems, Inc.,
                                    a Delaware corporation

                                    By: /s/ Ronald W. Pickett
____________________                    ---------------------
                                        Ronald W. Pickett, President

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